UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

Radyne Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-11685	11-2569467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3138 E. Elwood Street, Phoenix AZ	85034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 602-437-9620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 2, 2007, Radyne Corporation (“the Company”) announced that it completed its acquisition of AeroAstro, Inc. (“AeroAstro”) on August 1, 2007. In accordance with the terms and conditions of the Agreement and Plan of Merger (the “Agreement”), dated as of July 5, 2007, at closing, AeroAstro Acquisition Inc., a wholly owned subsidiary of Radyne, was merged with and into AeroAstro with AeroAstro surviving as a subsidiary of Radyne. AeroAstro will continue to operate from its Ashburn, Virginia offices. After final adjustments, at closing, Radyne paid $17,250,000 in cash, issued 81,699 shares of its common stock, and assumed approximately $250,000 of AeroAstro’s debt.

The foregoing description is qualified in its entirety by reference to the full text of the final Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by this reference. The Agreement, which is being filed to provide investors with information regarding its terms, contains various representations and warranties of the Company and AeroAstro. The assertions embodied in those representations and warranties were made for purposes of the Agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Accordingly, investors should not view the representations and warranties contained in the Agreement as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the Agreement and should not rely on them as such. Investors should read the Agreement together with the other information concerning the Company contained in reports and statements that the Company files with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On August 2, 2007, the Company issued a press release announcing the completion of the acquisition of AeroAstro. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger dated July 5, 2007, by and among Radyne Corporation, AeroAstro Acquisition Inc., AeroAstro, Inc., the Principal AeroAstro Shareholders, and Dr. Rick Fleeter, in his capacity as the Shareholders’ Representative.

99.1	Press Release dated August 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2007

RADYNE CORPORATION

/s/ Malcolm C. Persen
By:	Malcolm C. Persen
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated July 5, 2007, by and among Radyne Corporation, AeroAstro Acquisition Inc., AeroAstro, Inc., the Principal AeroAstro Shareholders, and Dr. Rick Fleeter, in his capacity as the Shareholders’ Representative.

99.1	Press Release dated August 2, 2007.